Exhibit 4.10

SEASPAN CORPORATION

- and –

THE INVESTORS SPECIFIED HEREIN

REGISTRATION RIGHTS AGREEMENT

July 16, 2018

(i)

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2018, by and between Seaspan Corporation, a corporation existing under the laws of the Republic of The Marshall Islands (the “Company”), and each of the investors specified on the signature pages hereto (including any permitted successors or assigns, the “Investors”).

WHEREAS, the Company has entered into an Omnibus Agreement, dated as of May 31, 2018 (the “Omnibus Agreement”), pursuant to which it has issued 25,000,000 warrants (the “Warrants”) exercisable for Class A common shares, par value $0.01 per share (the “Common Shares”), of the Company, which will be issued pursuant to a Warrant Agreement dated as of the date hereof (the “Warrant Agreement”) among the Company and the Investors;

WHEREAS, the Investors are the initial Holders (as defined below) of the Warrants;

WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders; and

WHEREAS, it is an obligation under the Omnibus Agreement that this Agreement be executed and delivered.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms set forth below are used herein as so defined:

“Affiliate” of any Person means any other Person, directly or indirectly, Controlling, Controlled by or under common Control with such particular Person.

“Agreement” has the meaning specified therefor in recitals of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Common Shares” has the meaning specified therefor in the recitals of this Agreement.

“Common Share Registration Default” has the meaning specified therefor in Section 2.02 of this Agreement.

“Common Share Resale Registration Statement” has the meaning specified therefor in Section 2.01 of this Agreement.

“Company” has the meaning specified therefor in the recitals of this Agreement.

“Company Underwritten Offering” has the meaning specified therefor in Section 2.06 of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether though the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Controlling Person” has the meaning specified therefor in Section 2.07(i) of this Agreement.

“Effective Date” means the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Effectiveness Period” means the period beginning on the Effective Date for the applicable Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities.

“Electing Holders” has the meaning specified therefor in Section 2.05 of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exercise Price” has the meaning specified therefor in the Warrant Agreement.

“Governmental Authority” means any federal, state, local or foreign government, or other governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Holder” means the Investors and any other Persons who acquire Registrable Securities from time to time in accordance with Section 2.13 of this Agreement, in each case for so long as such Person owns any Registrable Securities.

“Inspectors” has the meaning specified therefor in Section 2.07(k) of this Agreement.

“Investors” has the meaning specified therefor in the recitals of this Agreement.

“Issue Date” means July 16, 2018.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any Governmental Authority.

“Losses” has the meaning specified therefor in Section 2.11(a) of this Agreement.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book- running lead manager of such Underwritten Offering.

“NYSE” means The New York Stock Exchange, Inc.

“Omnibus Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Person” means an individual or a corporation, limited liability company, corporation, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Piggyback Notice” has the meaning specified therefor in Section 2.06 of this Agreement.

“Records” has the meaning specified therefor in Section 2.07(k) of this Agreement.

“Registrable Securities” means the Registrable Shares until such time as they cease to be Registrable Securities pursuant to Section 1.02 of this Agreement.

“Registrable Shares” means the Common Shares issued or issuable upon the exercise of the Warrants. Notwithstanding anything to the contrary herein, in order for any Common Shares issuable upon the exercise of the Warrants to be included in any Registration Statement, the exercise of such Warrants must be effected no later than immediately prior to the closing of any sales under the Registration Statement pursuant to which such Common Shares are to be sold.

“Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering covered under this Agreement, and the disposition of such Registrable Securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Statement” means any registration statement of the Company relating to the registration for resale of Registrable Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Rule 144”, “Rule 405” and “Rule 415” means, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” means all underwriting discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities, and fees and disbursements of counsel to the Selling Holders, except for the reasonable fees and disbursements of counsel for the Selling Holders required to be paid by the Company pursuant to Section 2.10 and 2.11.

“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 2.11(a) of this Agreement.

“Shelf Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect).

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

“Underwritten Offering Notice” has the meaning specified therefor in Section 2.05 of this Agreement.

“Warrant Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Warrant Amount” means, as to any particular Holder, the number of Warrants held by such Holder multiplied by the Exercise Price.

“Warrants” has the meaning specified therefor in the recitals of this Agreement.

Section 1.02 Registrable Securities. Any Registrable Security shall cease to be a Registrable Security at the earliest of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Registrable Security is held by the Company; or (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.13 hereof.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Common Shares Shelf Registration. The Company agrees, on or prior to seventy-five (75) days after the Issue Date, to prepare and file with the Commission a registration statement under the Securities Act on an appropriate form, or a prospectus supplement to an existing registration statement of the Company, to register, under the Securities Act, the Common Shares issuable upon exercise of the Warrants and to permit the public resale of the Common Shares issuable upon exercise of the Warrants (such registration statement, the “Common Share Resale Registration Statement”). The Common Share Resale Registration Statement shall be on Form F-3 or, if Form F-3 is not then available to the Company, on Form F-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Shares, covering the Registrable Shares, and shall contain a prospectus in such form as to permit any Selling Holder covered by such Common Share Resale Registration Statement to sell such Registrable Shares pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the Effective Date for such Common Share Resale Registration Statement.

The Company shall use its reasonable best efforts to cause a Common Share Resale Registration Statement filed pursuant to this Section 2.01 to be declared effective under the Securities Act as promptly as practicable after filing, but in no event later than one-hundred thirty-five (135) days after the Issue Date.

A Common Share Resale Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Selling Holders, including by way of an Underwritten Offering, if such an election has been made pursuant to Section 2.05 of this Agreement. During the Effectiveness Period, the Company shall use its reasonable best efforts to cause a Common Share Resale Registration Statement filed pursuant to this Section 2.01 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Common Share Resale Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Shares until all Registrable Shares have ceased to be Registrable Securities.

As soon as practicable following the Effective Date of a Common Share Resale Registration Statement, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of such Common Share Resale Registration Statement. When effective, a Common Share Resale Registration Statement (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Common Share Resale Registration Statement, in the light of the circumstances under which a statement is made).

If at any time the Commission deems the registration of any Registrable Shares to be a primary offering by the Company, and the Commission prohibits the use of Rule 415 under the Securities Act (or any similar provision then in force) to sell such Registrable Shares on a delayed or continuous basis, then the parties agree that the Company’s failure to have a Common Share Resale Registration Statement declared effective shall not be a breach of this Agreement. In such event, the Company shall be permitted to exclude from such Common Share Resale Registration Statement such number of Registrable Shares so as to allow such Common Share Resale Registration Statement to be eligible for Rule 415. In the event that any Registrable Shares are excluded from the Common Share Resale Registration Statement for purposes of maintaining eligibility to use Rule 415, the Company agrees that it shall use its reasonable best efforts to file another Common Share Resale Registration Statement (or, if permitted, a post-effective amendment) registering such excluded Registrable Shares as soon as reasonably practicable. In such event, the number of Registrable Shares to be registered for each Holder in the Registration Statement shall be reduced pro rata among all then applicable Holders.

Section 2.02 Registration Defaults. If (i) the Common Share Resale Registration Statement has not been filed and become effective or been declared effective by the Commission on or prior to the date that such Registration Statement is required to become or be declared effective pursuant to Section 2.01 of this Agreement (if the Company files the Common Share Resale Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 2.07(c) of this Agreement, the Company shall be deemed to have not satisfied this clause (i)), (ii) the Common Share Resale Registration Statement required by Section 2.01 of this Agreement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Shares during the time periods specified in this Agreement, (iii) the Common Share Resale Registration Statement when declared effective fails to register all of the Registrable Shares, or (iv) the Company requires Holders to refrain from disposing of their Registrable Shares under the circumstances described in Section 2.04 of this Agreement and that suspension period exceeds sixty (60) days in one instance or sixty (60) days in the aggregate during any consecutive 12-month period (each such event referred to in clauses (i) through (iv), a “Common Share Registration Default” and for purposes of clauses (i), (ii) and (iii), the date on which such Event occurs, and for purpose of clause (iv) the date on which such sixty (60) day period is exceeded being referred to as “Registration Default Date”), then, in addition to any other rights the Holders may have under this Agreement or under applicable law, on each such Registration Default Date and on each monthly anniversary of each such Registration Default Date (if the applicable Registration Default shall not have been cured by such date) until the applicable Registration Default is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of one percent (1.00%) multiplied by such Holder’s Warrant Amount. If the Company fails to pay any partial liquidated damages pursuant to this Section 2.02 in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to this Section 2.02 shall apply on a daily pro rata basis for any portion of a month prior to the cure of a Registration Default. The partial liquidated damages pursuant to this Section 2.02 shall constitute the Holders’ exclusive monetary remedy for such events, but shall not affect the right of the Holders to seek injunctive relief.

Section 2.03 NYSE Listing. The Company shall prepare and file a listing application or supplemental listing application, as applicable, with the NYSE (or such other national securities exchange on which the Common Shares are then listed and traded) to list the Registrable Securities covered by each Registration Statement and shall take all action reasonably necessary to have such Registrable Securities approved for listing on the NYSE (or such other national securities exchange on which the Common Shares are then listed and traded) by the Effective Date of such Registration Statement, subject only to official notice of issuance. Following the initial listing of such Registrable Securities, the Company shall use its best efforts to maintain the listing of such Registrable Securities for so long as Company’s Common Stock continues to be listed on the NYSE or, if the Common Stock is not then listed on the NYSE, on the primary national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or on any over-the-counter market.

Section 2.04 Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (i) all Holders, delay the filing of a Registration Statement required under Section 2.01, or (ii) any Selling Holder whose Registrable Securities are included in a Registration Statement or other registration statement contemplated by this Agreement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement or other registration statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to such Registration Statement or other registration statement contemplated by this Agreement but may settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, restructuring, disposition or other similar transaction and the Board determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board, would materially adversely affect the Company; provided, however, in no event shall (A) such filing of such Registration Statement be delayed under clauses (x) or (y) of this Section 2.04 for a period that exceeds sixty (60) days or (B) such Selling Holders be suspended under clauses (x) or (y) of this Section 2.04 from selling Registrable Securities pursuant to such Registration Statement or other registration statement for a period that exceeds an aggregate of sixty (60) days in any twelve (12) month period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Selling Holders whose Registrable Securities are included in such Registration Statement and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

Section 2.05 Underwritten Offerings. Upon request by ay Holder or Holders (such request, an “Underwritten Offering Notice” and such electing Holders, the “Electing Holders”), the Company shall retain underwriters in order to permit the Electing Holders to effect an Underwritten Offering; provided, however, that the Holders shall have the option and right to require the Company to effect not more than three Underwritten Offerings pursuant to and subject to the conditions of this Section 2.05, subject to a maximum of two Underwritten Offerings during any 12-month period.

In connection with any Underwritten Offering under this Agreement, the Company shall be entitled to select the Managing Underwriter or Underwriters, but only with the consent of the Electing Holders (not to be unreasonably conditioned, withheld or delayed). In connection with an Underwritten Offering contemplated by this Agreement, each Electing Holder and the Company shall be obligated to enter into an underwriting agreement that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of securities. No Electing Holder may participate in such Underwritten Offering unless such Electing Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Electing Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for such Electing Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Electing Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Electing Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of, the securities whose offer and resale will be registered, on its behalf, its intended method of distribution and any other representation required by Law.

If any Electing Holder disapproves of the terms of an underwriting, such Electing Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If the registration statement relating to an Underwritten Offering is suspended pursuant to Section 2.04, the events will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Holders have the right and option to request under this Section 2.05. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses pursuant to Section 2.10. If all Electing Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering, the events will be considered an Underwritten Offering and will decrease the number of available Underwritten Offerings the Holders have the right and option to request under this Section 2.05 unless in connection with such withdrawal the Electing Holders reimburse the Company for its Registration Expenses, in which case such withdrawal will not be considered an Underwritten Offering and will not decrease the number of available Underwritten Offerings the Holders have the right and option to request under this Section 2.05.

Except as otherwise set forth in this Section 2.05 or Section 2.06, Company shall not include in any Underwritten Offering any securities which are not Registrable Securities without the prior written consent of the Holders. If the Managing Underwriter of a proposed Underwritten Offering advises the Company and the Holders of Registrable Securities in writing that in its opinion the number of Registrable Securities proposed to be included in the Underwritten Offering exceeds the number of Registrable Securities which can be sold in such Underwritten Offering and/or the number of Registrable Securities proposed to be included in such Underwritten Offering would adversely affect the price of the Registrable Securities proposed to be sold in such Underwritten Offering, the Company shall include in such Underwritten Offering (i) first, the Registrable Securities the Holders propose to sell, and (ii) second, the Common Shares proposed to be included therein by any other Persons (including Common Shares to be sold for the account of the Company and/or other holders of Common Shares) allocated among such Persons in such manner as they may agree. If the Managing Underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective Holders thereof on the basis of the number of Registrable Securities owned by each such Holder.

Section 2.06 Piggyback Offering. If the Company shall at any time propose to conduct an underwritten offering of Common Shares for cash (a “Company Underwritten Offering”) for its own account or for the account of any other Persons (excluding, for the avoidance of doubt, (i) an offering pursuant to a Registration Statement on Form S-8 or other offering relating solely to an employee benefit plan, (ii) an offering pursuant to a Registration Statement on Form F-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto or (iii) an offering in connection with any dividend or distribution reinvestment or similar plan), the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least ten (10) Business Days before) the commencement of the offering, which notice will set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), if known, the anticipated filing date of the registration statement (if applicable) and the number of Common Shares that are proposed to be offered (the “Piggyback Notice”); provided, however, notwithstanding any other provision of this Agreement, if the managing underwriter(s) of a Company Underwritten Offering advises the Company that in their opinion the inclusion of any of a Holder’s Registrable Shares requested for inclusion in the subject Company Underwritten Offering would likely have an adverse effect in any material respect on the price, timing or distribution of Common Shares proposed to be included in such Company Underwritten Offering, the Company shall have no obligation to provide a Piggyback Notice to such Holder and such Holder shall have no right to include any Registrable Shares in such Company Underwritten Offering. The Piggyback Notice shall offer the Holders the opportunity to include in such Company Underwritten Offering the number of Registrable Shares as they may request. The Company shall use its reasonable best efforts to include in each such Company Underwritten Offering such Registrable Shares for which the Company has received written requests for inclusion therein within five (5) Business Days after sending the Piggyback Notice.

If the managing underwriter(s) of a Company Underwritten Offering advise the Company and the Holders who have requested their Registrable Shares be included in such offering following a Piggyback Notice that in its or their opinion the inclusion of all of such Holders’ Registrable Shares requested for inclusion in the subject Company Underwritten Offering (and any other Common Shares proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of Common Shares proposed to be included in such offering by the Company, the Company shall include in such Company Underwritten Offering only that number of Common Shares proposed to be included in such Company Underwritten Offering that, in the opinion of the managing underwriter(s), will not have such adverse effect, with such number to be allocated as follows:

(A) first, up to 100% of the Common Shares that the Company or any Person (other than a Holder) exercising a contractual right that existed as of the Issue Date to demand registration, as the case may be, proposes to include in the Company Underwritten Offering;

(B) second, and only if all of the Common Shares, if any, referred to in clause (A) have been included, up to 100% of the Common Shares proposed to be offered by security holders having registration rights existing prior to the Issue Date;

(C) third, and only if all of the Common Shares referred to in clause (B) have been included, pro rata (based on the number of Common Shares held by each such Person or Holder) among (1) any Person or Persons exercising a contractual right that was granted by the Company after the Issue Date to demand registration and (2) all the Holders who have requested participation in such Company Underwritten Offering; and

(D) fourth, and only if all of the Registrable Securities and other Common Shares referred to in clause (C) have been included in such registration, any Common Shares eligible for inclusion in such registration other than those set forth in clauses (A) through (C) above.

If any Holder disapproves of the terms of any such Company Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering.

The Company shall have the right to terminate or withdraw any Company Underwritten Offering initiated by it under this Section 2.06 at any time in its sole discretion whether or not any Holder has elected to include Registrable Shares. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.10 hereof.

Section 2.07 Sale Procedures. In connection with its obligations under this Article II, the Company shall, as expeditiously as possible:

(a) use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a Registration Statement and the Managing Underwriter at any time shall notify the Company in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as is reasonably practicable before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission other than annual or quarterly reports on Form 20-F or 6-K, respectively, current reports on Form 6-K or proxy statements; provided, however, that such reports or proxy statements shall be provided at least two (2) Business Days prior to filing in connection with any Underwritten Offering), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing a Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement;

(d) if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by a Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use its reasonable best efforts to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) in the case of an Underwritten Offering, use its reasonable best efforts to furnish to the underwriters upon request, (i) an opinion of counsel for the Company dated the date of the closing under the underwriting agreement and (ii) a “cold comfort” letter, dated the pricing date of such Underwritten Offering and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “cold comfort” letter shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the underwriters in Underwritten Offerings of securities by the Company and such other matters as such underwriters and Selling Holders may reasonably request;

(i) if any Registration Statement refers to any Selling Holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such Selling Holder is or might be deemed to be an underwriter or “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, such Selling Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Selling Holder and presented to the Company in writing, to the effect that the holding by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Selling Holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Selling Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Selling Holder;

(j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, covering a period of twelve months beginning within three months after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(k) make available for inspection by any Selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement; provided, that the Company need not disclose any non-public information to any such person unless and until such person has entered into a confidentiality agreement with the Company;

(l) use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which the Common Shares are then listed or quoted;

(m) use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(n) obtain the consent or approval of each governmental agency or authority, whether federal, state, provincial or local, which may be required to effect a Shelf Registration or the offering or sale in connection therewith or to enable the Selling Holder to offer, or consummate the disposition of, their Registrable Securities in the United States;

(o) provide CUSIP numbers for all Registrable Securities, not later than the applicable Effective Date;

(p) take all action reasonably necessary to ensure that all Registrable Securities are eligible for deposit with The Depository Trust Company;

(q) provide a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the Effective Date of such registration statement;

(r) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities (including making appropriate officers of the Company available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(s) if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

(t) otherwise use its reasonable best efforts to take all other actions necessary or advisable to effect the registration of such Registrable Securities contemplated hereby and to ensure that the transactions contemplated herein are effected as so contemplated.

Each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in Section 2.07(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.07(f) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder shall, or shall request the Managing Underwriter, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.08 Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in a Registration Statement who has failed to timely furnish after receipt of a written request from the Company such information that the Company determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.09 Restrictions on Public Sale by Holders of Registrable Securities. To the extent requested by the Managing Underwriter, each Holder of Registrable Securities that participates in an Underwritten Offering will enter into a customary letter agreement with underwriters providing such Holder will not effect any public sale or distribution of Registrable Securities during the ninety (90) day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of any Underwritten Offering, provided that (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Company or the officers, directors or any other Affiliate of the Company on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.09 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Selling Holder.

Section 2.10 Expenses. The Company shall pay all Registration Expenses, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to a Registration Statement or such Underwritten Offering, and will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Holders to act as counsel for the Holders in connection with each Registration Statement.

Section 2.11 Indemnification.

(a) By the Company. The Company, shall indemnify and hold harmless each Holder, its directors, officers, managers, employees, investment managers, agents and Affiliates and each Person, if any, who controls such Holder or its Affiliates within the meaning of the Securities Act and the Exchange Act, and its directors, officers, employees, investment managers or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact (in the case of any Prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulations promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in such Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by such Selling Holder expressly for inclusion in such Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.11. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.11 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 2.11 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 2.11 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

Section 2.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect), at all times from and after the date hereof;

(b) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof;

(c) so long as a Holder owns any Registrable Securities, furnish, unless otherwise available electronically at no additional charge via the Commission’s EDGAR system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration; and

(d) take such further action as any Holder may reasonably request to enable such Holder to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

Section 2.13 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article II may be transferred or assigned by a Holder to one or more transferees or assignees of Registrable Securities without the consent of the Company; provided, however, that (a) the Company is given written notice of said transfer or assignment, stating the name and address of each of the transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, (b) such transferee or assignee is an Affiliate or subsidiary of Fairfax Financial Holdings Limited and (c) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of the Holder under this Agreement.

Section 2.14 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not, without the prior written consent of the Holders (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder; or (b) enter into any agreement, take any action, or permit any change to occur, with respect to their respective securities or organizational documents that violates or subordinates the rights expressly granted to the Holders of Registrable Securities in this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.01 Communications. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)	if to the Company:

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong

Facsimile: 852-2540-1689

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Facsimile: 212-354-8113

Attention: John Reiss

(b)	If to the Holders:

c/o Fairfax Financial Holdings Limited

95 Wellington Street West

Toronto, Ontario M5J 2N7

Canada

Fax: 416-367-2201

Attention: Paul Rivett

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

Commerce Court West

199 Bay Street, Suite 4405

P.O. Box 247

Toronto, Ontario M5L 1E8

Canada

Facsimile: 416-360-2958

Attention: Jason R. Lehner

Section 3.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 3.03 Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by a Holder only in accordance with Section 2.13 hereof.

Section 3.04 Recapitalization, Exchanges, EtcAffecting the Common Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Shares, and shall be appropriately adjusted for combinations, share splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement.

Section 3.05 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.

Section 3.06 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.07 Governing Law; Jurisdiction. This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York. EACH OF THE PARTIES HERETO CONSENTS TO SUBMIT ITSELF TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN AND ANY UNITED STATES FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS AS SET FORTH IN Section 3.01, AND THAT SERVICE SO MADE SHALL BE TREATED AS COMPLETED WHEN RECEIVED. EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. NOTHING IN THIS Section 3.07 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT EACH OF THE OTHER PARTIES HERETO SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY A COURT PERMITTED BY THIS Section 3.07 IN ANY OTHER COURT OR JURISDICTION.

Section 3.08 Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

Section 3.09 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from them to any Holder shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Holder hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Holder hereunder, such Holder agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Holder hereunder.

Section 3.10 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 3.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.12 Amendment. This Agreement may be amended only by means of a written amendment signed by the Company and the Investors; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the prior written consent of such Holder.

Section 3.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their permitted transferees and assignees) and the Company shall have any obligation hereunder. No recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate of any Holder or any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate of the Holder or any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate of the Holder or any former, current or future director, officer, employee, investment manager, agent, general or limited partner, manager, member, investor or Affiliate thereof, as such, for any obligations of the Holder under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Holder hereunder.

Section 3.15 Interpretation. Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The words “include,” “includes” and “including” or words of similar import shall be deemed to be followed by the words “without limitation.” Whenever any determination, consent or approval is to be made or given by the Holders (and their permitted transferees or assignees) under this Agreement, such action shall be in each such Holder’s (and its permitted transferees or assignees) sole discretion unless otherwise specified. Unless expressly set forth or qualified otherwise (e.g., by “Business” or “Trading”), all references herein to a “day” are deemed to be a reference to a calendar day.

Section 3.16 Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity or under this Agreement) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SEASPAN CORPORATION

/s/ Bing Chen
Name: Bing Chen
Title: President and Chief Executive Officer

WENTWORTH INSURANCE COMPANY LTD.

/s/ Paul Rivett

By: Hamblin Watsa Investment Counsel Ltd., its Investment Manager

Name: Paul Rivett
Title: Managing Director

HAMBLIN WATSA INVESTMENT COUNSEL LTD.

in its capacity as investment manager and agent on behalf of certain affiliates of Fairfax Financial Holdings Limited

/s/ Paul Rivett
Name: Paul Rivett
Title: Managing Director

[Signature Page to Registration Rights Agreement]